Exhibit 10

AGREEMENT made as of the Twenty Second (22nd) day of March in the year of Two Thousand and Five (In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

Community Bankshares, Inc.
791 Broughton Street
Orangeburg, South Carolina 29115
Telephone Number: (803) 535-1060


and the Contractor:
(Name, address and other information)

C. F. Evans & Company, Inc.
P. O. Box 1686
Orangeburg, South Carolina 29116-1686
Telephone Number: (803) 536-6443
Fax Number: (803) 531-4629

The Project is:
(Name and location)

Community Bankshares Corporate Headquarters
Orangeburg, South Carolina

The Architect is:
(Name, address and other information)

Robert E. Moore Architect
1800 Ashcraft Avenue
Monroe, North Carolina  28110
Telephone Number: (704) 283-1196
Fax Number: (704) 289-4422

The Owner and Contractor agree as follows.

ARTICLE 1   THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 8.

ARTICLE 2   THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

Section 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner. (Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

 Date of Commencement will be ten (10) days after receipt of building permit

If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:



Section  3.2 The Contract Time shall be measured from the date of commencement.

Section 3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than days from the date of commencement, or as follows: (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

Date of Substantial Completion will be seven (7) months after receipt of building permit

        Portion of Work               Substantial Completion Date


, subject to adjustments of this Contract Time as provided in the Contract Documents. (Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)

Should the project not be complete by date of Substantial Completion, liquidated damages will be assessed at the rate of Two Hundred Fifty Dollars ($250.00) for each day Owner is unable to assume occupancy.

The Contractor will be paid a bonus of Two Hundred Fifty Dollars ($250.00) for every calendar day the project is completed ahead of the six-month construction schedule.

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

ARTICLE 4   CONTRACT SUM

Section 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be One Million Four Hundred Seventy-five Thousand Five Hundred Dollars and Zero Cents ($ 1,475,500.00 ), subject to additions and deductions as provided in the Contract Documents.

Section 4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the
Owner: (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires)



Section  4.3 Unit prices, if any, are as follows:

        Description              Units              Price ($ 0.00)


ARTICLE 5   PAYMENTS

Section  5.1 PROGRESS PAYMENTS

Section 5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

Section 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

Section 5.1.3 Provided that an Application for Payment is received by the Architect not later than the twenty-fifth (25th) day of a month, the Owner shall make payment to the Contractor not later than the tenth (10th) day of the next month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen (15) days after the Architect receives the Application for Payment.

Section 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

Section 5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

Section 5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

         .1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10% ). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section
               7.3.8 of AIA Document A201-1997;

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

         .2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%);

          .3   Subtract the  aggregate of previous  payments  made by the Owner;
               and

          .4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

Section 5.1.7 The progress payment amount  determined in accordance with Section
5.1.6 shall be further modified under the following circumstances:

          .1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Section 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

          .2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Section 9.10.3 of AIA Document A201-1997.

Section 5.1.8 Reduction or limitation of retainage, if any, shall be as follows:
(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Sections 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

Upon reaching 50% billing and subject to satisfactory performance, no additional retainage shall be withheld at the Owner's and Architect's discretion. The reduction of retainage for Subcontractors will be mutually agreed upon by the Owner, Architect and Contractor.

Section 5.1.9 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

Section  5.2 FINAL PAYMENT

Section 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

          .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in
               Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

         .2    a final Certificate for Payment has been issued by the Architect.

Section 5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:


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

ARTICLE 6   TERMINATION OR SUSPENSION

Section 6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

Section 6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7   MISCELLANEOUS PROVISIONS

Section 7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

Section 7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)

     (      ) per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

Section  7.3 The Owner's representative is:
(Name, address and other information)

Mr. Ralph Fauling, Vice President
Community Bankshares, Inc.
791 Broughton Street
Orangeburg, South Carolina 29115
Telephone Number:  (803) 535-1060


Section  7.4 The Contractor's representative is:
(Name, address and other information)

Mr. Harrell Crider, Project Manager
C. F. Evans & Company, Inc.
P. O. Box 1686
Orangeburg, South Carolina 29116-1686
Telephone Number:  (803) 536-6443
Fax Number:  (803) 531-4629


Section 7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days written notice to the other party.

Section 7.6 Other provisions:

ARTICLE 8   ENUMERATION OF CONTRACT DOCUMENTS

Section 8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

Section 8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

Section 8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

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

Section 8.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated , and are as follows

        Document                            Title                       Pages


Section 8.1.4 The Specifications are those contained in the Project Manual dated as in Section 8.1.3, and are as follows: (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

See Exhibit A - Drawings and Specifications

Section 8.1.5 The Drawings are as follows, and are dated unless a different date is shown below: (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Title of Drawings exhibit:  See Exhibit A - Drawings and Specifications

Section  8.1.6 The Addenda, if any, are as follows:

        Number                   Date                             Pages


Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 8.

Section 8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

General Conditions of Construction, AIA Document A-201, 1997 Edition


This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


-------------------------------------      -------------------------------------
OWNER (Signature)                          CONTRACTOR (Signature)
Ralph Fauling, Vice President              John P. Evans, President
-------------------------------------      -------------------------------------
(Printed name and title)                   (Printed name and title)





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